UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2012 (January 23, 2012)

Cleveland BioLabs, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street	14203
Buffalo, NY	(Zip Code)
(Address of Principal Executive Offices)

(716) 849-6810

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On January 24, 2012, Cleveland BioLabs, Inc. (the “Company”) announced that Michael Fonstein, Ph.D. has stepped down from his position as Chief Executive Officer of the Company. He will continue to serve as the President of the Company. The Company also announced that Yakov Kogan, Ph.D., M.B.A., the current Chief Operating Officer of the Company, will also be appointed to the position of interim Chief Executive Officer. The above changes will take effect immediately.

The change is being implemented in order to focus Dr. Fonstein’s time and effort on advancing the CBLB502 program towards FDA licensure as a countermeasure for Acute Radiation Syndrome, guiding promising business development opportunities and supporting recently established joint ventures. Dr. Kogan, as interim Chief Executive Officer, will become the principal executive officer of the Company in charge of all of the Company’s strategic and operational activities. Both Dr. Fonstein and Dr. Kogan will remain employed as executives of the Company pursuant to their existing employment agreements and will retain their positions as members of the Company’s Board of Directors.

Prior to his appointment as interim Chief Executive Officer, Dr. Kogan served as the Chief Operating Officer of the Company. His biographical information is contained in the Company’s proxy statement for the Company’s 2011 Annual Meeting of Stockholders, and is incorporated herein by reference. Leah Brownlee, who serves as the Company’s General Counsel and Vice President of Corporate Compliance, is the spouse of Dr. Kogan. During fiscal 2011, as compensation, Ms. Brownlee was paid $200,313 in cash salary and bonus. Ms. Brownlee also received options exercisable for 13,767 shares, exercisable at a weighted average price of $4.20 per share, and a restricted stock award of 1,712 shares, which were issued at a price of $2.66 per share.

(e)

On January 23, 2011, the Compensation Committee of the Board of Directors of the Company approved the increase in base salary, the payment of cash bonuses and the issuance of stock options to its executive officers: Michael Fonstein, Yakov Kogan, C. Neil Lyons, and Andrei Gudkov. The base salary increases, which will go into effect on January 1, 2012, the payment of cash bonuses and the award of stock options are in recognition of the Company’s performance in 2011. The cash bonuses are payable in January 2012 and the stock options will be awarded in compliance with the Company’s Equity Award Guidelines and will vest immediately when granted.

The following table sets forth the new base salaries, cash bonuses and stock options of these executive officers, as approved:

Name	Base Salary	Cash Bonus	Stock Options
Michael Fonstein	$341,356	$30,179	56,250
Yakov Kogan	266,685	23,577	56,250
C. Neil Lyons	254,500	7,500	18,750
Andrei Gudkov	173,677	24,476	56,250

Item 7.01 Regulation FD Disclosure.

The Company’s press release announcing the changes to management described in this Current Report on Form 8-K is furnished as Exhibit 99.1. The press release is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Press Release dated January 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: January 25, 2012	By:	/s/ Yakov Kogan
		Name:	Yakov Kogan, Ph.D., M.B.A.
		Title:	Interim Chief Executive Officer